Exhibit 1.1

UNDERWRITING AGREEMENT

December 11, 2020

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Ladies and Gentlemen:

Certain stockholders of Amplify Energy Corp., a Delaware corporation (the “Company”) named on Schedule I hereto (collectively, the “Selling Stockholders”), severally propose, subject to the terms and conditions stated herein, to sell to Roth Capital Partners, LLC (the “Underwriter”), an aggregate of 8,548,485 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with each Selling Stockholder selling the number of Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto.

The Company, the Selling Stockholders and the Underwriter hereby confirm their agreement as follows:

1. Registration Statements and Final Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) registration statements (File Nos. 333-233677 and 333-215602) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statements (including post effective amendments) as may have been required to the date of this Underwriting Agreement (this “Agreement”). Such registration statements (including any post effective amendments), have been declared effective by the Commission. Such registration statements, as amended (including post effective amendments thereto), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations, are herein called the “Registration Statements.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statements shall include such Rule 462 Registration Statement. The Company will file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Shares to the forms of prospectus included in the Registration Statements.

As used in this Agreement:

(a) “Base Prospectuses” means the prospectuses included in the Registration Statements at the time they were declared effective by the Commission, including any documents incorporated therein by reference.

(b) “Company Subsidiary” means each Subsidiary of the Company.

(c) “Environmental Law” means any Law enacted and in effect on or prior to the Closing Date that relates to pollution, protection of human health and safety (with respect to exposure to Hazardous Materials) or protection of the environment or natural resources.

(d) “Environmental Permit” means any permit, license, consent, certification, registration, variance, exemption, approval or other authorization required under any Environmental Law.

(e) “Governmental Entity” means any national, federal, state, supranational, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

(f) “Hazardous Material” means any substance, material or waste that is listed, defined, designated, classified or otherwise regulated as “hazardous,” “toxic,” a “pollutant” or a “contaminant,” or words of similar meaning and regulatory effect, pursuant to any Environmental Law, including hydrocarbons and any other petroleum and petroleum byproducts, naturally occurring radioactive minerals and asbestos.

(g) “Intellectual Property” means all intellectual property rights in the following: (i) trademarks, service marks, trade dress, logos, slogans, domain names, trade names and corporate names, all applications and registrations for the foregoing, including all renewals of the same, and together with the goodwill associated therewith, (ii) patents and patent applications, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues, (iii) confidential information, trade secrets and know-how and (iv) copyrightable works of authorship, copyrights, industrial designs and other design rights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

(h) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations relating to the Shares.

(i) “Judgment” means any judgment, order, award, injunction or decree of any Governmental Entity or arbitrator.

(j) “Knowledge” means the actual knowledge of the executive officers and directors of the Company after reasonable inquiry by such persons into the relevant subject matter.

(k) “Law” means any law, rule, regulation, ordinance, code, Judgment, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.

(l) “Material Adverse Effect” means any change, event, effect or occurrence that has a material adverse effect on: (i) the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the offering contemplated hereby.

(m) “Oil and Gas Leases” means all hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests and other rights to hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which a Person acquires or obtains operating rights in and to hydrocarbons or any other real property which is material to the operation of such Person’s business.

(n) “Oil and Gas Properties” means (i) all interests in and rights with respect to hydrocarbons and similar properties of any kind and nature, including Oil and Gas Leases, mineral interests and operating rights, and the interests in lands covered thereby or pooled, communitized or unitized therewith and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests and the interests in lands covered thereby or pooled, communitized or unitized therewith (including all Oil and Gas Leases, operating agreements, pooling, communitization or unitization agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions, (ii) easements, rights-of-way, licenses, permits, surface use agreements and other surface interests used in connection with the ownership or operation of any other Oil and Gas Properties or the production, gathering, processing, storage, disposition, transportation or sale of hydrocarbons therefrom and (iii) interests in machinery, equipment (including wells, well equipment and machinery), facilities, rigs, pumps, plants and other personal property used in connection with the ownership or operation of any other Oil and Gas Properties or the production, gathering, processing, storage, disposition, transportation or sale of hydrocarbons therefrom.

(o) “Organizational Documents” means (i) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (ii) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (iii) with respect to a partnership (general or limited), the certificate of formation or partnership and the partnership agreement, and (iv) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

(p) “Person” means any individual, corporation, limited liability company, limited or general partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity, or any group composed of two or more of the foregoing.

(q) “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations for use in connection with the offering and sale of the Shares, together with the Base Prospectuses attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference.

(r) “Prospectus” means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations that discloses the public offering price and other final terms of the Shares, together with the Base Prospectuses attached to or used with such final prospectus supplement, including any documents incorporated therein by reference.

(s) “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectuses, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein.

(t) “Subsidiary” means, with respect to a Person, any other Person, whether incorporated or unincorporated, of which (i) at least 50% of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other Persons performing similar functions, (ii) a general partner interest or (iii) a managing member interest, is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.

(u) “Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with any Governmental Entity with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

(v) “Taxes” means (i) any net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, escheat or unclaimed property obligations, custom duties, or other similar assessments, fees, levies or charges in the nature of a tax, together with any interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity in connection with any of the foregoing and (ii) any liabilities in respect of an item described in clause (i) payable by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of Law) or otherwise.

(w) “Time of Sale” means 8:00 a.m., Eastern time, on the date of this Agreement.

(x) “Time of Sale Disclosure Package” means: (i) the Statutory Prospectus; and (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Time of Sale, all considered together.

For purposes of this Agreement, all references to the Registration Statements, the Base Prospectuses, the Preliminary Prospectus, the Prospectus, or any amendment to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system. All references in this Agreement to amendments or supplements to the Registration Statements, the Base Prospectuses, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriter, as of the date hereof and as of the Closing Date (as defined below), as follows:

(a) At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statements and any post-effective amendment thereto, including the documents incorporated by reference therein, complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package as of the date hereof and at the Closing Date, and the Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) of the Rules and Regulations and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statements or any post-effective amendment thereto or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter or the Selling Stockholders specifically for use in the preparation thereof. No order preventing or suspending the effectiveness or use of the Registration Statements or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the Knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b) As of the respective date on which each Registration Statement was filed with the Commission and as of any update of such Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a registration statement in the form of such Registration Statement with the Commission.

(c) As of the dates on which the Registration Statements were filed and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations or an “excluded issuer” as defined in Rule 164 of the Rules and Regulations. Each Issuer Free Writing Prospectus listed on Schedule II satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 of the Rules and Regulations, including any legend, record-keeping or other requirements.

(d) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since August 6, 2019 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The agreements and documents described in the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations thereunder to be described in the SEC Reports or to be filed with the Commission as exhibits that have not been so described or filed.

(e) The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the Registration Statements (i) complied as to form in all material respects with the published Rules and Regulations with respect thereto, (ii) have been prepared in all material respects in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other Rules and Regulations) applied in all material respects on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

(f) KPMG LLP, who certified certain of the financial statements of the Company and the Company Subsidiaries and supporting schedules included or incorporated by reference in the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and the Company Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(g) Deloitte & Touche LLP, who certified certain of the financial statements of the Company and the Company Subsidiaries and supporting schedules included or incorporated by reference in the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and the Company Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(h) All statistical or market-related data included or incorporated by reference in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required. Nothing has come to the attention of the Company that has caused the Company to believe that any such statistical and market-related data is not based on or derived from sources that are reliable and accurate in all material respects.

(i) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus.

(j) The statements relating to legal matters, documents or proceedings included in the Registration Statements, the Time of Sale Disclosure Package, the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” and “Business” as the case may be, in each case are accurate in all material respects and fairly summarize such matters, documents or proceedings.

(k) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) Subject to Section 5(d) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with the offering of the Shares. Subject to Section 5(d) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Shares, any offering material in connection with the offering of the Shares other than the Base Prospectuses, the Preliminary Prospectus, the Issuer Free Writing Prospectus, the Prospectus and the Registration Statements, and copies of the documents, if any, incorporated by reference therein.

(m) Neither the Company nor any Company Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(n) Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(o) Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction), except in the case of any Company Subsidiary where any such failure would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and the Company Subsidiaries (i) has full power and authority necessary to enable it to own, lease and operate its properties, and conduct its business as presently conducted and as described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, and (ii) is duly qualified or licensed to do business in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at Law or in equity).

(q) The execution and delivery by the Company of this Agreement, and the performance of its obligations hereunder in compliance with the terms hereof, do not and will not conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or the Company Subsidiaries under, any provision of (i) the Company’s Organizational Documents or the Organizational Documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (other than Oil and Gas Leases) (a “Contract”) or any Oil and Gas Lease to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound, or (iii) subject to the filings and other matters referred to in Section 2(r), any Law applicable to the Company or the Company Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) All consents, approvals, orders, authorizations and filings required on the part of the Company and the Company Subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(s) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “Exchange”). Except as set forth in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, the Company has: (i) not received any notification from the Commission regarding any contemplated termination of the registration of the Common Stock under the Exchange Act or any notification from the Exchange regarding any contemplated delisting the Common Stock from the Exchange; and (ii) complied in all material respects with the applicable requirements of the Exchange for the continued inclusion of the Common Stock on the Exchange. The Shares are listed on the Exchange.

(t) All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities Laws, and were not issued in violation of any preemptive rights. The capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectus. There are no restrictions upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s Organizational Documents or any Contract to which the Company or any Company Subsidiary is a party.

(u) Except as set forth in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

(v) Each of the Company and the Company Subsidiaries has (i) duly and timely filed, or caused to be duly and timely filed on its behalf, taking into account any extensions of time within which to file, all Tax Returns required to have been filed by it, and all such Tax Returns are true and complete, and (ii) duly and timely paid, or caused to be paid, all Taxes required to have been paid by it (whether or not shown as due on any tax return). The provisions for Taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statements are sufficient for all accrued and unpaid Taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns or Taxes asserted as due from the Company or any Company Subsidiary, and no waivers of statutes of limitation with respect to the Tax Returns or collection of Taxes have been given by or requested from the Company or any Company Subsidiary, which, if adversely determined, would have a Material Adverse Effect.

(w) No Company Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Company Subsidiary’s equity securities or similar ownerships interest, from repaying to the Company any loans or advances to such Company Subsidiary from the Company or from transferring any of such Company Subsidiary’s properties or assets to the Company or any other Company Subsidiary.

(x) Since the respective dates as of which information is given in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus: (i) neither the Company nor any Company Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock other than dividends on the Common Stock that were paid prior to the date of the most recent financial statements included in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus; (iii) there has not been any change in the capital stock of the Company or any Company Subsidiary (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing equity incentive plans, or any new grants thereof in the ordinary course of business); (iv) there has not been any material change in the Company’s long-term or short-term debt; and (v) there has not been the occurrence of any Material Adverse Effect.

(y) There is no pending or, to the Knowledge of the Company, threatened action, suit or proceeding against the Company or any Company Subsidiary or of which any property or assets of the Company or any Company Subsidiary is the subject that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary or of which any property or assets of the Company or any Company Subsidiary is the subject that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the Knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company.

(aa) The Company and the Company Subsidiaries are in possession of and in compliance with all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are being conducted as of the date of this Agreement (collectively, the “Company Permits”), except where the failure to be in possession of or in compliance with such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No suspension or cancellation of any Company Permit that is material to the business of the Company and the Company Subsidiaries, taken as a whole, is, to the Knowledge of the Company, pending or threatened.

(bb) The Company and the Company Subsidiaries have good and defensible title to all real and personal properties that are described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus as being owned by them and that are material to the business of the Company and the Company Subsidiaries, taken as a whole, in each case free and clear of all liens and defects and imperfections of title except those (i) created or arising under the Company’s reserve-based revolving credit agreement described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus; (ii) that do not materially interfere with the use made and proposed to be made of such property by the Company and the Company Subsidiaries; or (iii) that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For purposes of the foregoing sentence, “good and defensible title” means title that is free from reasonable doubt that a prudent Person engaged in the business of purchasing and owning, developing and operating producing or non-producing Oil and Gas Properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept, acting reasonably.

(cc) The Company and the Company Subsidiaries own or have the right to use all Intellectual Property that is used in and necessary for the operation of the businesses of the Company and the Company Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”), as described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, except where the failure to own or have the right to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd) The Company and the Company Subsidiaries have established and maintain: (i) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) and (ii) a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and are effective to perform the functions for which they were established. Since the date of the date of the most recent balance sheet included in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus: (i) the Company’s auditors and the audit committee of the board of directors of the Company have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (ii) there have been no significant changes in the internal control over financial reporting or in other factors that could significantly affect, such internal control over financial reporting.

(ee) No labor disturbance by or dispute with the employees of the Company or any Company Subsidiary exists or, to the Knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company or any Company Subsidiary, except as would not reasonably be expected to have a Material Adverse Effect.

(a) Each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA (other than a “multiemployer plan” as defined in Section 3(37) of ERISA) and is maintained, sponsored or contributed to (or required to be contributed to) by the Company or any Company Subsidiary, or otherwise with respect to which the Company or any Company Subsidiary has any current or contingent liability (a “Company Benefit Plan”) has been established, maintained, funded and administered, in accordance with its terms and all applicable Laws, including ERISA and the Internal Revenue Code (the “Code”), except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification or from the Internal Revenue Service; (ii) no event has occurred, either by reason of any action or failure to act, that could reasonably be expected to adversely affect such Company Benefit Plan’s qualified status; (iii) neither the Company nor any Company Subsidiary has incurred or would reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any such Company Benefit Plan; and (iv) no action, suit, claim (other than routine claims for benefits), proceeding, audit, hearing or investigation is pending or, to the Company’s knowledge, threatened with respect to any Company Benefit Plan. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA or the regulations thereunder has been waived) has occurred or could reasonably be expected to occur with respect to any Company Benefit Plan that would reasonably be expected to have a Material Adverse Effect.

(b) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(c) The operations of the Company and the Company Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of the Company Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(d) Neither the Company nor, any of the Company Subsidiaries, or any director or officer of the Company or any Company Subsidiary, nor, to the Knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of Company Subsidiaries or any other Person acting on behalf of the Company or any of Company Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and promote continued compliance therewith.

(e) Neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of the Company Subsidiaries is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority.

(f) The Company and the Company Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as the Company believes to be customary for the industries in which the Company and the Company Subsidiaries operate. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) all material insurance policies maintained by or on behalf of the Company or the Company Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid and (ii) the Company and the Company Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or the Company Subsidiaries as of the date of this Agreement.

(g) The Company and the Company Subsidiaries are not in violation of their respective Organizational Documents in any material respect.

(h) As of the date of this Agreement, to the Knowledge of the Company, there is no default under any Contract by the Company or any Company Subsidiary or any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary or any other party thereto, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i) The factual, non-interpretive data relating to the Oil and Gas Properties of the Company on which the reserve report prepared by the Company’s independent reserve engineers referred to in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Company Reserve Report”) was accurate in all material respects at the time of preparation of the Company Reserve Report. With respect to the proved reserves reflected in the Company Reserve Report, the Company Reserve Report conforms in all material respects to the guidelines with respect thereto of the Commission. Except for changes (including changes in hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(j) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, all royalties, overriding royalties and similar burdens on hydrocarbon production from the Company’s Oil and Gas Properties payable by the Company or any Company Subsidiary to third parties have been properly and timely paid or held in suspense funds.

(k) As of the date of this Agreement, to the Knowledge of the Company, there is no default under any Oil and Gas Lease by the Company or any Company Subsidiary or any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary or any other party thereto, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(l) Except as disclosed in the Registration Statements, including the documents incorporated therein by reference, neither the Company nor any Company Subsidiary are party to any transaction or arrangement under which any (i) present or former executive officer or director of the Company or any Company Subsidiary, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of the Company or (iii) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any Company Subsidiary or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

(m) Except for matters that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Company and the Company Subsidiaries are in compliance with all Environmental Laws, including obtaining, maintaining and complying with all Environmental Permits required for the operation of their businesses as they are being conducted as of the date of this Agreement, (ii) neither the Company nor any Company Subsidiary has received any written notice since December 31, 2019 (or earlier if pending or unresolved) and prior to the date of this Agreement from any Governmental Entity or other Person alleging the violation by the Company or any Company Subsidiary or liability of the Company or any Company Subsidiary under any Environmental Law or any Environmental Permit, (iii) as of the date of this Agreement, there are no proceedings or Judgments pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary relating to any Environmental Law or any Environmental Permit, (iv) to the Knowledge of the Company, neither the Company nor any Company Subsidiary has treated, stored, disposed of, arranged for the disposal of, transported, handled, released or exposed any Person to any Hazardous Material in a manner that has given rise to any current, or that is reasonably expected to give rise to any future, liabilities or obligations of the Company or any Company Subsidiary pursuant to Environmental Laws, and (v) neither the Company nor any Company Subsidiary has assumed, become subject to or provided an indemnity with respect to any liability of any other Person relating to Environmental Laws or Hazardous Materials.

(n) Except as described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, there are no Contracts or understandings between the Company and any Person granting such Person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(o) The Company and the Company Subsidiaries are currently in compliance in all material respects with all applicable state, federal, and international Laws data privacy, security and consumer protection Laws, Judgements, internal policies, and contractual obligations relating to the privacy and security of the Company’s and the Company Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”), to the collection, storage, use, disclosure, handling, and analysis of personal, personally identifiable, sensitive, confidential or regulated data processed thereby (“Personal Data”), and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and the Company Subsidiaries have implemented commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information, and the integrity, continuous operation, redundancy and security of all IT Systems and Personal Data used in connection with their businesses. To the Knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to (or any incidents under internal review or investigations relating to the same) to any IT Systems or Personal Data that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, except for those that have been remedied without material cost or liability, or the duty to notify any other Person.

(p) Other than the Underwriter, no Person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Shares contemplated hereby.

3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with each of the Underwriter and the Company, as of the date hereof and as of the Closing Date, as follows:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) Such Selling Stockholder has, and immediately prior to the Closing Date such Selling Stockholder will have, good and valid title or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrance, equities, or claims, will pass to the Underwriter.

(c) Such Selling Stockholder has, and on the Closing Date, will have the legal right and power to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with his, her, or its other obligations hereunder.

(d) The execution and delivery of this Agreement, the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject; (ii) result in any violation of the certificate of partnership, certificate of formation, limited partnership agreement or limited liability company agreement, as applicable, of such Selling Stockholder, if any; or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of his, her, or its property or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act and applicable state securities or blue sky Laws.

(e) Such Selling Stockholder does not have any registration or other similar rights to have any securities registered for sale by the Company under a Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus.

(f) Except for such consents, approvals and waivers as have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which he or it is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriter of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(g) All Selling Stockholder Information (as defined below) furnished to the Company or the Underwriter by such Selling Stockholder in writing expressly for use in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus is, and at the Time of Sale and on the Closing Date, will be, true, correct, and complete in all material respects, and did not, and as of the Time of Sale and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. It is agreed that the information furnished by such Selling Stockholder to the Company consists only of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder before and after the consummation of the transactions contemplated hereby, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Stockholders” in any Registration Statement or the Prospectus (with respect to such Selling Stockholder, the “Selling Stockholder Information”). Such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

(h) Such Selling Stockholder is not prompted to sell Shares by any material information concerning the Company which is not set forth in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus.

(i) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Shares or otherwise.

(j) On the Closing Date, all stock transfer or other Taxes (other than income Taxes) that are required to be paid in connection with the sale and transfer by such Selling Stockholder of the Shares will be fully paid or provided for by such Selling Stockholder and all Laws imposing such Taxes will be fully complied with.

(k) Such Selling Stockholder has not distributed and prior to the completion of the Underwriter’s distribution of the Shares will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statements, the Time of Sale Disclosure Package and the Prospectus.

(l) Such Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or, knowingly, indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any Person (including any Person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

Any certificate signed by such Selling Stockholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

Each Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 3. Each Selling Stockholder acknowledges that the Underwriter and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholders and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per share of $1.15, the number of Shares set forth opposite their respective names in Schedule I hereto.

(b) The Shares will be delivered by the Selling Stockholders to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the respective Selling Stockholder, to the accounts specified by each Selling Stockholder to the Underwriter at least twenty-four (24) hours in advance, at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern time, on the second (2nd), or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth (4th) business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Shares is referred to herein as the “Closing Date.” Delivery of the Shares shall be made by credit through full fast transfer to the accounts at the DTC designated by the Underwriter.

5. Covenants. The Company and the Selling Stockholders, as applicable, covenants and agrees with the Underwriter as follows:

(a) The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. Eastern time on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(b) During the period beginning on the date hereof and ending on the Closing Date or such later date as determined by the Underwriter that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statements, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(c) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing: (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to any of the Registration Statements or any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statements becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of either of the Registration Statements or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from the Exchange, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), Rule 433 and 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(d) If during the Prospectus Delivery Period, any event occurs the result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statements or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriter and will amend the Registration Statements or supplement the Prospectus so as to correct such statement or omission or effect such compliance. If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statements or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company covenants that it will not, unless it obtains the prior written consent of the Underwriter, make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriter expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall: (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; and (ii) comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statements, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(g) The Company will make generally available to its security holders and to the Underwriter (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

(h) The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(i) The Company covenants and agrees with the Underwriter that: (i) the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated: (A) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statements (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto; (B) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate; (C) the fees and expenses of any transfer agent or registrar; (D) listing fees, if any; and (E) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; and (ii) each Selling Stockholder will pay or cause to be paid all taxes incident to the sale and delivery of Shares to be sold by each Selling Stockholder to the Underwriter hereunder. The Selling Stockholders agree with the Underwriter to reimburse the Underwriter for all out-of-pocket costs and expenses reasonably incurred by the Underwriter in connection with the offering of the Shares under this Agreement, including the reasonable fees and disbursements of the Underwriter’s legal counsel, road show activities, data services and research, up to a maximum $25,000 in the aggregate.

6. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made on the Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, the performance by the Company and the Selling Stockholders of its and their respective obligations hereunder and the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations: (i) the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Rules and Regulations); (ii) the Registration Statements shall remain effective; (iii) no stop order suspending the effectiveness of the Registration Statements or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; (iv) no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; and (v) any request of the Commission or the Underwriter for additional information (to be included in the Registration Statements, the Time of Sale Disclosure Package, the Prospectus, or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b) The Underwriter shall not have reasonably determined and advised the Company that the Registration Statements, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) There shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Company Subsidiaries, taken as a whole, from that set forth in the Time of Sale Disclosure Package that is material and adverse and that makes it, in the Underwriter’s reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package.

(d) On the Closing Date, there shall have been furnished to the Underwriter, the negative assurance letter of K&L Gates LLP, counsel to the Underwriter, dated as of the applicable Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(e) On the Closing Date, there shall have been furnished to the Underwriter, the opinion and negative assurance letter of Kirkland & Ellis LLP, counsel for the Company, dated as of the applicable Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(f) On the Closing Date, there shall have been furnished to the Underwriter, the opinion of Lowenstein Sandler LLP, counsel for Fir Tree E&P Holdings III, LLC, Fir Tree E&P Holdings VII LLC and Fir Tree E&P Holdings VIII LLC, dated as of the applicable Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(g) On the Closing Date, there shall have been furnished to the Underwriter, the opinion of Maples Group, counsel for Fir Tree Capital Opportunity Master Fund III, L.P. as to Cayman Islands law, dated as of the applicable Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(h) On the date hereof, the Underwriter shall have received a letter from Deloitte & Touche LLP, dated the date hereof, addressed to the Underwriter, confirming that they are an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information, including any financial information contained in any Exchange Act filing filed by the Company, and other matters reasonably required by the Underwriter.

(i) On the date hereof, the Underwriter shall have received a letter from KPMG LLP, dated the date hereof, addressed to the Underwriter, confirming that they are an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information, including any financial information contained in any Exchange Act filing filed by the Company, and other matters required by the Underwriter.

(j) On the Closing Date, the Underwriter shall have received a bring-down letter from Deloitte & Touche LLP, addressed to the Underwriter and dated as of the applicable Closing Date, confirming, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement pursuant to Section 6(h) above.

(k) On the Closing Date, the Underwriter shall have received a bring-down letter from KPMG LLP, addressed to the Underwriter and dated as of the applicable Closing Date, confirming, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement pursuant to Section 6(i) above.

(l) On the date hereof, there shall have been furnished to the Underwriter a letter containing statements and information of the type customarily included in reserve engineers’ “confirmation letters” to underwriters with respect to the Company Reserve Report, estimates of proved reserves and other reserve information included in the Registration Statements, the Time of Sale Disclosure Package, and the Prospectus, dated as of the date hereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(m) On the date hereof and on the Closing Date, there shall have been furnished to the Underwriter a certificate of the Company’s Chief Financial Officer providing “management comfort” with respect to certain financial data and information included in the Registration Statements, the Time of Sale Disclosure Package, and the Prospectus, dated as of the respective dates of their delivery and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(n) On or after the Time of Sale, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriter’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Prospectus.

(o) The Company shall have complied with the provisions of Section 5(b) hereof with respect to the furnishing of prospectuses on the second business day succeeding the date of this Agreement.

(p) Neither the Company nor any of the Company Subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any loss or interference with the business of the Company and the Company Subsidiaries, when taken together as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than the issuance or repurchase, as applicable, of shares of Common Stock upon exercise of stock options, vesting of restricted stock awards or settlement of restricted stock units described as outstanding in, and the grant of options and awards under equity incentive plans described in, the Time of Sale Disclosure Package or the Prospectus) or long-term debt of the Company or any Company Subsidiary, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Company Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case, is in the Underwriter’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Prospectus.

(q) On the Closing Date, there shall have been furnished to the Underwriter a certificate, dated the applicable Closing Date and addressed to the Underwriter, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) no stop order or other order: (a) suspending the effectiveness of the Registration Statements or any part thereof or any amendment thereof; (b) suspending the qualification of the Shares for offering or sale; or (c) suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; (iii) there has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date; and (iv) the matters set forth in Section 6(a) and Section 6(o) have been satisfied, and as to such other matters as the Underwriter may reasonably request.

(r) The Company and each of the Selling Stockholders shall have each furnished or caused to be furnished to you at such Closing Date certificates of officers of the Company and certificates of each of the Selling Stockholders, respectively, satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company and such Selling Stockholder, respectively, in all respects (in the case of a representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of a representation or warranty not qualified by materiality or Material Adverse Effect) herein at and as of such Closing Date, as to the performance by the Company and such Selling Stockholder, respectively, in all material respects of all of their respective obligations hereunder to be performed at or prior to such Closing Date; provided, that, with respect to any such obligations that are qualified by materiality, the Company or such Selling Stockholders, as the case may be, shall have performed such obligations, as so qualified, in all respects.

(s) The Common Stock shall be registered under the Exchange Act and shall be listed on the Exchange, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act.

(t) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Shares.

(u) Each Selling Stockholder will deliver to the Underwriter prior to or at the first Closing Date a properly completed and executed United States Treasury Department Form W-9, W-8BEN or W-8BEN-E (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof).

(v) The Company shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence as the Underwriter or counsel for the Underwriter may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the applicable Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(b), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers, employees and agents, and each Person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such affiliate, director, officer, employee, agent or controlling Person may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, the Laws or regulations of foreign jurisdictions where the Shares have been offered or sold, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and the Selling Stockholders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Time of Sale Disclosure Package, any road show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such affiliate, director, officer, employee, agent and controlling Person for any and all reasonable and documented expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Underwriter or such affiliate, director, officer, employee, agent or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company by the Underwriter in writing expressly for use in the Registration Statements, the Preliminary Prospectus, the Time of Sale Disclosure Package, any road show, any such free writing prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 7(c) below. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company and the Selling Stockholders may otherwise have.

(b) Indemnification of the Underwriter by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers, employees and agents, and each Person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such affiliate, director, officer, employee, agent or controlling Person may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, the Laws or regulations of foreign jurisdictions where the Shares have been offered or sold, or at common Law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Time of Sale Disclosure Package, any road show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statements, the Preliminary Prospectus, the Time of Sale Disclosure Package, any road show, such free writing prospectus, the Prospectus (or such amendment or supplement to the foregoing), in reliance upon the Selling Stockholder Information; and to reimburse the Underwriter and each such affiliate, director, officer, employee, agent and controlling Person for any and all reasonable and documented expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Underwriter or such affiliate, director, officer, employee, agent or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the liability under this Section 7(b) of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. The Underwriter hereby acknowledges that the only information that such Selling Stockholder has furnished to the Company expressly for use in the Registration Statements, the Preliminary Prospectus, the Time of Sale Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) is the Selling Stockholder Information. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that such Selling Stockholder may otherwise have.

(c) Indemnification of the Company, its Directors and Officers, and the Selling Stockholders. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed either of the Registration Statements, each of the Selling Stockholders, the Selling Stockholders’ affiliates, employees and agents, and each Person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling Person may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, the Laws or regulations of foreign jurisdictions where the Shares have been offered or sold, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Time of Sale Disclosure Package, any road show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statements, the Preliminary Prospectus, the Time of Sale Disclosure Package, such free writing prospectus or the Prospectus (or any such amendment or supplement to the foregoing), in reliance upon and in conformity with information relating to the Underwriter furnished to the Company by the Underwriter in writing expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling Person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer, Selling Stockholder or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Selling Stockholders, hereby acknowledge that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statements, the Preliminary Prospectus, the Time of Sale Disclosure Package, any road show, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the third paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 7(c) shall be in addition to any liabilities that the Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this Agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, such approval not to be unreasonably withheld or delayed, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Underwriter (in the case of counsel for the indemnified parties referred to in Section 7(a) above), by the Selling Stockholders (in the case of counsel for the indemnified parties referred to in Section 7(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(c) above); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final Judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or Judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of Judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(f) Contribution. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(f); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(f).

Notwithstanding the provisions of this Section 7(f), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by the Underwriter in connection with the Shares purchased by the Underwriter hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7(f), each affiliate, director, officer, employee and agent of the Underwriter and each Person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed either of the Registration Statements, and each Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company, and each Person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Selling Stockholder.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders contained herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of the Underwriter and the Company contained in Section 5(b) and Section 7 hereof, and this Section 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling Person thereof, or the Company or any of its officers, directors, or controlling Persons, or the Selling Stockholder or any controlling Person thereof, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

9. Termination of this Agreement.

(a) The Underwriter shall have the right to terminate this Agreement by giving notice to the Company and the Selling Stockholders as hereinafter specified at any time at or prior to the Closing Date, if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce Contracts for the sale of the Shares; (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Exchange or trading in securities generally on NYSE American, the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended; (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE American, the New York Stock Exchange or the Nasdaq Stock Market LLC, by such exchange or by order of the Commission or any other governmental authority having jurisdiction; (iv) a banking moratorium shall have been declared by federal or New York state authorities; (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, in each case, the effect of which is to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares; (vi) in the reasonable judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statements, the Time of Sale Disclosure Package or the Prospectus, any Material Adverse Effect; or (vii) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, which, in the Underwriter’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.

(b) If the Underwriter elects to terminate this Agreement as provided in this Section 9, the Company and the Selling Stockholders shall be notified promptly by the Underwriter by telephone, confirmed by letter.

10. Notices. All communications hereunder shall be in writing and effective only upon receipt and: (a) if to the Underwriter, shall be delivered, mailed or sent to Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, California 92660, Attention: Alexander G. Montano, with a copy (which copy shall not constitute notice hereunder) to Michael A. Hedge, K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614; (b) if to the Company, shall be delivered, mailed or sent to Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002, Attention: Eric Willis, with a copy (which copy shall not constitute notice hereunder) to Kirkland & Ellis LLP, 609 Main Street, Suite 4500, Houston, Texas 77002, Attention: Matthew R. Pacey, P.C.; and (c) if to a Selling Stockholder, shall be delivered, mailed or sent to such Selling Stockholder c/o Fir Tree Partners, 55 West 46th Street, New York, New York 10036, Attention: General Counsel, with a copy (which shall not constitute notice hereunder) to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, Attention: Steven E. Siesser, Esq. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling Persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other Person any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares.

12. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that: (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the Underwriter, on the other; (b) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not as an agent or fiduciary of the Company or any Selling Stockholder; (c) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter have advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement; and (d) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

13. No Limitations. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or its affiliates to: (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law; or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company and the Company Subsidiaries, taken as a whole.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

17. Submission to Jurisdiction. The Company and the Selling Stockholders irrevocably: (a) submit to the jurisdiction of Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statements and the Prospectus (each, a “Proceeding”); (b) agree that all claims in respect of any Proceeding may be heard and determined in any such court; (c) waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein; (d) agree not to commence any Proceeding other than in such courts; and (e) waive, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) AND EACH SELLING STOCKHOLDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENTS, THE TIME OF SALE DISCLOSURE PACKAGE AND THE PROSPECTUS.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Remainder of page intentionally left blank.]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company, the Selling Stockholders and the Underwriter in accordance with its terms.

Very truly yours,

COMPANY:

AMPLIFY ENERGY CORP.

By:	/s/ Martyn Willsher
Name: Martyn Willsher
Title: Interim CEO, SVP & CFO

[Signature Page to Underwriting Agreement]

SELLING STOCKHOLDERS:

FIR TREE E&P HOLDINGS III, LLC

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: Authorized Person

FIR TREE E&P HOLDINGS VII LLC

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: Authorized Person

FIR TREE E&P HOLDINGS VIII LLC

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: Authorized Person

FIR TREE CAPITAL OPPORTUNITY MASTER FUND III, L.P.

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: Authorized Person

Address for Notices for each Seller:

c/o Fir Tree Partners

55 West 46th Street

New York, NY 10036

Attention: General Counsel

E-mail: LegalNotices@firtree.com

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser, Esq.

E-mail: ssiesser@lowenstein.com

[Signature Page to Underwriting Agreement]

Confirmed as of the date first above- mentioned by the Underwriter,

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: Head of Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Stockholders

Selling Stockholder	Number of Shares
Fir Tree Capital Opportunity Master Fund III, L.P.	196,619
Fir Tree E&P Holdings III, LLC	3,703,131
Fir Tree E&P Holdings VII LLC	2,614,811
Fir Tree E&P Holdings VIII LLC	2,033,924

Total	8,548,485

SCHEDULE II

Issuer Free Writing Prospectuses

None.